                                                                    Exhibit 99.1

               LIMITED BRANDS REPORTS 2003 SECOND QUARTER EARNINGS

Columbus, Ohio, August 21, 2003 -- Limited Brands (NYSE: LTD) today reported 2003 second quarter results.

Earnings per share were $0.19 for the second quarter compared to $0.16 last year. Operating income was $170.4 million compared to $138.7 million last year, and net income was $102.0 million compared to $83.2 million last year.

Comparable store sales for the quarter ended August 2, 2003 increased 3% and net sales of $2.014 billion increased 5% compared to sales of $1.912 billion last year.

The Company also stated that August sales have been below plan at the apparel group, and that overall comparable store sales are currently somewhat below its expectation for a low single digit positive comp. However, the Company stated that it is comfortable with the current First Call earnings estimates for the third and fourth quarters of $0.04 and $0.74 per share, respectively, as it plans to make up for the August shortfall in September and October, based on activities in those months.

To hear the Company's live second quarter earnings conference call, log on to www.LimitedBrands.com at 8:00 a.m. EDT on Thursday, August 21, 2003, or call 1-877-601-1433. To hear a replay of the earnings call, dial 1-800-337-6551, followed by the ID code LTD (583). An audio replay of the conference call, as well as additional financial information, will also be available at www.LimitedBrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria's Secret, Bath & Body Works, Express, Express Men's, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,972 specialty stores. Victoria's Secret products are also available through the catalogue and www.VictoriasSecret.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All forward-looking statements made by the Company in this press release or the second quarter earnings call involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend" and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this press release or the second quarter earnings call or otherwise made by management: changes in consumer spending patterns, consumer preferences and overall economic conditions; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; the impact of competition and pricing; changes in weather patterns; political stability; postal rate increases and charges; paper and printing costs; risks associated with the seasonality of the retail industry; risks related to consumer acceptance of the Company's products and the ability to develop new merchandise; the ability to retain, hire and train key personnel; risks associated with the possible inability of the Company's manufacturers to deliver products in a timely manner; risks associated with relying on foreign sources of production; availability of suitable store locations on appropriate terms; and other factors that may be described in the Company's filings with the Securities and Exchange Commission. The forward-looking information provided in this press release or the second quarter earnings call is based on information available to the Company as of the date of this press release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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                                       ###
For further information, please contact:
Tom Katzenmeyer
Vice President, Communications and Investor Relations
Limited Brands
614-415-7076
www.LimitedBrands.com

(attachments: Consolidated Statements of Income and Reconciliation of Adjusted Results, pages 3-5)

                      LIMITED BRANDS, INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS
             THIRTEEN WEEKS ENDED AUGUST 2, 2003 AND AUGUST 3, 2002
                                   (Unaudited)
                     (In thousands except per share amounts)

                                                                                       2002
                                                                     ----------------------------------------
                                                         2003         Reported     Adjustments      Adjusted
                                                      ----------     ----------    -----------     ----------
Net Sales                                             $2,014,106     $1,912,416              -     $1,912,416
Gross Income                                             702,224        672,968              -        672,968
General, Administrative and
   Store Operating Expenses                             (531,857)      (534,295)             -       (534,295)
                                                      ----------     ----------    -----------     ----------
Operating Income                                         170,367        138,673              -        138,673
Interest Expense                                         (11,425)        (6,155)             -         (6,155)
Interest Income                                            8,107          6,378    $     1,875          8,253
Other Income (Loss)                                          910         (2,135)             -         (2,135)
                                                      ----------     ----------    -----------     ----------
Income From Continuing Operations
   Before Income Taxes                                   167,959        136,761          1,875        138,636
Provision for Income Taxes                                66,000         55,000              -         55,000
                                                      ----------     ----------    -----------     ----------
Net Income From Continuing Operations                    101,959         81,761          1,875         83,636
Income From Discontinued Operations, Net of Tax                -          1,486         (1,486)             -
                                                      ----------     ----------    -----------     ----------
Net Income                                            $  101,959     $   83,247    $       389     $   83,636
                                                      ==========     ==========    ===========     ==========
Income Per Share
   Continuing Operations                              $     0.19     $     0.15                    $     0.16
   Discontinued Operations                                     -              -                             -
                                                      ----------     ----------                    ----------
Net Income Per Share                                  $     0.19     $     0.16                    $     0.16
                                                      ==========     ==========                    ==========

Weighted Average Shares Outstanding                      526,348        536,843                       536,843
                                                      ==========     ==========                    ==========

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

                      LIMITED BRANDS, INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF INCOME AND RECONCILIATION OF ADJUSTED RESULTS
            TWENTY-SIX WEEKS ENDED AUGUST 2, 2003 AND AUGUST 3, 2002
                                   (Unaudited)
                     (In thousands except per share amounts)

                                                                     2003                                     2002
                                                   ----------------------------------------- --------------------------------------
                                                     Reported    Adjustments      Adjusted     Reported   Adjustments    Adjusted
                                                   -----------   ------------    -----------  ----------- ------------  -----------
 Net Sales                                         $ 3,856,403             -   $ 3,856,403   $ 3,711,123            -   $ 3,711,123
 Gross Income                                        1,314,287             -     1,314,287     1,294,629            -     1,294,629
 General, Administrative and
     Store Operating Expenses                       (1,034,869)            -    (1,034,869)   (1,027,813)           -    (1,027,813)
 Special Item                                                -             -             -       (33,808) $    33,808             -
                                                   -----------   -----------   -----------   -----------  -----------   -----------
 Operating Income                                      279,418             -       279,418       233,008       33,808       266,816
 Interest Expense                                      (38,395)            -       (38,395)      (15,385)           -       (15,385)
 Interest Income                                        17,341             -        17,341        13,940        3,750        17,690
 Other Income (Loss)                                    (7,561)            -        (7,561)       (2,611)           -        (2,611)
 Minority Interest                                           -             -             -        (6,063)       6,063             -
 Gain on Investee's Stock                               79,686      ($79,686)            -             -            -             -
                                                   -----------   -----------   -----------   -----------  -----------   -----------
 Income From Continuing Operations
     Before Income Taxes                               330,489       (79,686)      250,803       222,889       43,621       266,510
 Provision for Income Taxes                            131,000       (32,000)       99,000        97,000        9,000       106,000
                                                   -----------   -----------   -----------   -----------  -----------   -----------
 Net Income From Continuing Operations                 199,489       (47,686)      151,803       125,889       34,621       160,510
 Income From Discontinued Operations, Net of Tax             -             -             -         7,216       (7,216)            -
                                                   -----------   -----------   -----------   -----------  -----------   -----------
 Net Income                                        $   199,489      ($47,686)  $   151,803   $   133,105  $    27,405   $   160,510
                                                   ===========   ===========   ===========   ===========  ===========   ===========
 Income Per Share
     Continuing Operations                         $      0.38                 $      0.29   $      0.25                $      0.30
     Discontinued Operations                                 -                           -          0.01                          -
                                                   -----------                 -----------   -----------                -----------
 Net Income Per Share                              $      0.38                 $      0.29   $      0.26                $      0.30
                                                   ===========                 ===========   ===========                ===========
 Weighted Average Shares Outstanding                   526,690                     526,690       511,984                    535,620
                                                   ===========                 ===========   ===========                ===========

See Attached Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results.

                      LIMITED BRANDS, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
                       RECONCILIATION OF ADJUSTED RESULTS

The "Adjusted Results" provided in the attached unaudited Consolidated Statements of Income are non-GAAP financial measures and reflect the following:

Fiscal 2003

For the first quarter of 2003, adjusted results exclude a $79.7 million pretax, non-operating gain resulting from the sale of approximately one-half of the Company's investment in Alliance Data Systems Corporation.

Fiscal 2002

In the first quarter of 2002, the Company completed a tender offer and merger that resulted in the acquisition of the Intimate Brands, Inc. ("IBI") minority interest. The adjusted results:

..    Eliminate the minority interest and increase total weighted average shares outstanding to reflect the recombination as if it had occurred at the beginning of 2002.

..    Eliminate a $33.8 million pretax, special non-cash charge relating to the exchange of vested IBI stock options and restricted stock for similar Limited Brands stock awards.

The adjusted results also exclude the results of Lerner New York ("Lerner") which are classified as a discontinued operation in the reported results. Adjusted results also reflect additional interest income from the $75 million subordinated note received in connection with the sale of Lerner, which bears interest at 10% per annum.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's quarterly reports on Form 10-Q and annual report on Form 10-K.